                                                                    EXHIBIT 11


                          STATEMENT RE: COMPUTATION OF
                               PER SHARE EARNINGS


                               PRIMARY EARNINGS*

                                                         Six Months Ended June 30,                   Year Ended December 31,
                                                         -------------------------                   -----------------------
                                                            1997           1996                          1996          1995
                                                         ---------      ----------                   ---------      --------
SHARES
  Weighted average number of common shares
      outstanding                                         1,003,431     1,003,431                   1,003,431        1,003,431

  Dilutive effect of stock options computed
      by use of treasury stock method                         3,400            --                          --               --
                                                          ---------     ---------                   ---------        ---------
  Average common and common equivalent
      shares outstanding                                  1,006,831     1,003,431                   1,003,431        1,003,431
                                                          =========     =========                   =========        =========


  Net income (loss)                                       $(389,754)    $ 482,640                   $ 208,733        $(427,674)
                                                          =========     =========                   =========        =========

  Net income (loss) per common share                      $    (.39)    $     .48                   $     .20        $    (.43)
                                                          =========     =========                   =========        =========



* This calculation is submitted in accordance with SEC regulations although not required by APB 15 because it is anti dilutive.



                            FULLY DILUTED EARNINGS*

                                                         Six Months Ended June 30,                   Year Ended December 31,
                                                         -------------------------                   -----------------------
                                                            1997           1996                          1996          1995
                                                         ---------      ----------                   ---------      --------
SHARES
  Weighted average number of common shares
      outstanding                                         1,003,431     1,003,431                   1,003,431        1,003,431

  Dilutive effect of stock options computed
      by use of treasury stock method                        21,548            --                          --               --
                                                          ---------     ---------                   ---------        ---------
  Average common and common equivalent
      shares outstanding                                  1,024,979     1,003,431                   1,003,431        1,003,431
                                                          =========     =========                   =========        =========


  Net income (loss)                                       $(389,754)    $ 482,640                   $ 208,733        $(427,674)
                                                          =========     =========                   =========        =========

  Net income (loss) per common share                      $    (.38)    $     .48                   $     .20        $    (.43)
                                                          =========     =========                   =========        =========



* This calculation is submitted in accordance with SEC regulations although not required by APB 15 because it is anti dilutive.